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                                                                   Exhibit 8


                                  June 10, 1998


First Mariner Bancorp
1801 South Clinton Street
Baltimore, Maryland 21224

        Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to First Mariner Bancorp ("First Mariner"), a Maryland corporation, and Mariner Capital Trust (the "Trust") in connection with the registration statement on Form S-1, as amended (the "Registration Statement"), filed by First Mariner and the Trust with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. A prospectus (the "Prospectus") is included as part of the Registration Statement. This opinion is furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K.

         In connection with the opinion set forth below, we have examined the Registration Statement and certain other documents that we have deemed necessary to examine in order to issue the opinion set forth below. In rendering our opinion, we have assumed that each of the documents referenced above (a) has been duly authorized, executed, and delivered; (b) is authentic, if an original, or accurate, if a copy; and (c) has not been amended after execution thereof subsequent to our review.

         We express no opinions except as set forth below and our opinion is based solely upon the facts as set forth in the Registration Statement. Accordingly, we express no opinion as to tax matters that may arise if, for example, the facts are not as set forth in the Prospectus.


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First Mariner Bancorp
June 10, 1998
Page 2


         Our opinion is also based on the representations of First Mariner described in the Prospectus and the current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, and rulings, procedures and other pronouncements published by the Internal Revenue Service and the Treasury Department of the federal government. Such laws, regulations, rulings and pronouncements, and judicial and administrative interpretations thereof, are subject to change at any time, and any such change may adversely affect the continuing validity of the opinion set forth below.

         Based on the foregoing, the statements of law or legal conclusions and opinions set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences," subject to the assumption and conditions described therein, constitute our opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the caption "Certain Federal Income Tax Consequences".

         The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state, locality, or foreign country. We undertake no obligation to update the opinions expressed herein after the date of this letter.

                                              Very truly yours,

                                              OBER, KALER, GRIMES & SHRIVER
                                              A Professional Corporation


                                              /s/ Bruce H. Jurist
                                              Bruce H. Jurist, Shareholder